Exhibit 1

AGREEMENT

     Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of FBR Asset Investment Corporation.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     EXECUTED this 13th day of February, 2003.

BOSTON PARTNERS ASSET MANAGEMENT, L.P.

By:	BPAM (GP), LLC, the Class A General Partner

By:	BPAM Holding Company, its sole member

By: /s/ Mary Ann Iudice William J. Kelly Treasurer and Secretary

By: Mary Ann Iudice Attorney-in-Fact*

BPAM (GP), LLC

By:	BPAM Holding Company, its sole member

By: /s/ Mary Ann Iudice William J. Kelly Treasurer and Secretary

By: Mary Ann Iudice Attorney-in-Fact*

BPAM Holding Company

By: /s/ Mary Ann Iudice William J. Kelly Treasurer and Secretary

By: Mary Ann Iudice Attorney-in-Fact*

/s/ Mary Ann Iudice
Desmond John Heathwood
By:   Mary Ann Iudice
         Attorney-in-Fact**

*	Signed pursuant to a Power of Attorney executed by William J. Kelly, a copy of which is filed herewith as Exhibit 24.2.

**	Signed pursuant to a Power of Attorney executed by Desmond John Heathwood (contained as Exhibit 24.1 to this Schedule 13G filed with the Securities and Exchange Commission on February 11, 2000, and incorporated herein by reference).